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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                         -------------------------------

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                       ----------------------------------


      Date of Report (Date of earliest event reported): October 2, 1998



                         AVALONBAY COMMUNITIES, INC.
               (Exact name of Registrant as specified in charter)



         MARYLAND                      1-12672                    77-0404318

(State or other jurisdiction   (Commission file number)         (IRS employer
    of incorporation)                                        identification no.)


         2900 EISENHOWER AVENUE, SUITE 300, ALEXANDRIA, VIRGINIA 22314
          -------------------------------------------------------------
               (Address of principal executive offices) (Zip Code)

                                 (703) 329-6300
              ----------------------------------------------------
              (Registrant's telephone number, including area code)





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ITEM 5.  OTHER EVENTS.

SPECIAL MEETING OF STOCKHOLDERS

         On October 2, 1998, the Company held a Special Meeting of Stockholders (the "Special Meeting") at which the holders of record of the Company's common stock, par value $.01 per share (the "Common Stock"), as of the close of business on August 26, 1998 (the "Record Date") were asked to vote on certain amendments to the Company's charter (the "Charter"). Specifically, the stockholders were asked to vote on (i) amendments to the Charter that would reduce the number of authorized shares of Common Stock which the Company may issue from 300,000,000 to 140,000,000, (ii) an amendment to the Charter which would enable the stockholders of the Company to remove a director from office with or without cause upon the affirmative vote of a majority of the shares then entitled to vote at a meeting of the stockholders called for such purpose, and
(iii) an amendment to the Charter changing the name of the Company from "Avalon Bay Communities, Inc." to "AvalonBay Communities, Inc."

         Each of proposals (i) and (iii) was approved at the Special Meeting by the affirmative vote of the holders of the requisite number of shares of Common Stock outstanding as of the Record Date. Immediately following the Special Meeting on October 2, 1998, the Company caused Articles of Amendment to the Charter to be filed with, and accepted for record by, the State Department of Assessments and Taxation of the State of Maryland. Accordingly, the Company is now authorized to issue 140,000,000 shares of Common Stock and its name has been changed to "AvalonBay Communities, Inc." A copy of such Articles of Amendment to the Charter is being filed herewith as Exhibit 3.1(ii).

PROPERTY ACQUISITION

HANOVER HALL. On July 20 1998, the Company agreed to acquire Hanover Hall and Summer Terrace (a combined community known as Hanover Hall) consisting of 388 apartment homes in two adjacent 13-story buildings located in Stamford, Connecticut from Hanover Hall Limited Partnership and Summer Terrace Limited Partnership. The anticipated purchase price for this community is approximately $37 million. The purchase will be funded by drawing on the Company's $600 million unsecured revolving credit facility from Morgan Guarantee Trust Company of New York, Union Bank of Switzerland and Fleet National Bank, as co-agents, and other participating banks (the "Unsecured Credit Facility"). The Unsecured Credit Facility bears interest at the London Interbank Offered Rate (based on a maturity selected by the Company) plus 0.60% per annum and matures in June 2001. In addition, the Unsecured Credit Facility includes a competitive bid option for up to $400 million and two, one-year extension options. This acquisition is expected to close in November 1998. However, because the purchase of this community is still pending, there can be no assurance that the Company will consummate the acquisition or, if acquired, that it will be purchased on terms currently contemplated. Neither the Company, any subsidiary of the Company nor any director or officer of the Company is affiliated with or has a material relationship with the sellers of this community.

In assessing the communities, the Company's management considered the existing leases, which are the primary source of revenue, the occupancy rates, the competitive nature of the markets and comparative rental rates. Furthermore, current and anticipated maintenance and repair costs, real estate taxes and capital improvement requirements were evaluated. Management is not aware of any material factors that would cause the reported financial information in the accompanying Historical Summaries of Operating Revenues and Expenses to be misleading.

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ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(a)  Financial Statements under Rule 3-14 of Regulation S-X

(b) Pro Forma Financial Information. Unaudited pro forma financial information as of and for the six months ended June 30, 1998 and for the year ended December 31, 1997 are included as Exhibit 99.1 hereto.

(c)  Exhibits

3.1(i) Articles of Amendment and Restatement of Articles of Incorporation of the Company, dated as of June 4, 1998. (Incorporated by reference to Exhibit 3.1(i) to the Company's Form 10-Q for the quarter ended June 30, 1998).

3.1(ii)       Articles of Amendment, dated as of October 2, 1998.

12.1 Statements of Ratios of Earnings to Combined Fixed Charges and Preferred Stock Dividends and Ratios of Earnings to Fixed Charges

23.1          Consent of PricewaterhouseCoopers LLP

99.1 Unaudited pro forma financial information as of and for the six months ended June 30, 1998 and for the year ended December 31, 1997.


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                                    SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be filed on its behalf by the undersigned thereunto duly authorized.


                                           AVALONBAY COMMUNITIES, INC.



Dated: October 6, 1998                     By: /s/ Thomas J. Sargeant
                                               --------------------------------
                                               Name: Thomas J. Sargeant
                                               Title: Chief Financial Officer



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                        REPORT OF INDEPENDENT ACCOUNTANTS



Board of Directors
Avalon Bay Communities, Inc.:


We have audited the accompanying historical summary of operating revenue and expenses, as defined in Note 2(a), of Hanover Hall and Summer Terrace for the year ended December 31, 1997. This historical summary is the responsibility of Hanover Hall and Summer Terrace's management. Our responsibility is to express an opinion on the historical summary based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the historical summary is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the historical summary. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the historical summary. We believe that our audit provides a reasonable basis for our opinion.

The accompanying historical summary was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission (for inclusion in the Registration Statements on Forms S-3 and S-8 of Avalon Bay Communities, Inc.) and is not intended to be a complete presentation of Hanover Hall and Summer Terrace's revenue and expenses.

In our opinion, the historical summary referred to above presents fairly, in all material respects, the operating revenue and expenses described in Note 2(a) of Hanover Hall and Summer Terrace for the year ended December 31, 1997, in conformity with generally accepted accounting principles.



PricewaterhouseCoopers LLP

Washington, D.C.
September 11, 1998



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                         HANOVER HALL AND SUMMER TERRACE


             Historical Summaries of Operating Revenue and Expenses

                     For the six months ended June 30, 1998
                         (unaudited) and the year ended
                                December 31, 1997

                             (dollars in thousands)



                                      Six months ended           Year ended
                                       June 30, 1998          December 31, 1997
                                         (unaudited)              (audited)


Total revenue                             $  2,390               $  4,576

Operating expenses:
    Property operating                         750                  1,712
    Real estate taxes                          204                    416
                                          ---------              ---------

       Total operating expenses                954                  2,128
                                          ---------              ---------

       Operating revenue in excess
             of operating expenses        $  1,436               $  2,448
                                          =========              =========



           See accompanying notes to historical summaries of operating revenue and expenses.


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                         HANOVER HALL AND SUMMER TERRACE

       Notes to the Historical Summaries of Operating Revenue and Expenses

                   Six months ended June 30, 1998 (unaudited)
                        and year ended December 31, 1997

                             (dollars in thousands)




(1)    DESCRIPTION OF THE PROPERTY

       Hanover Hall and Summer Terrace (the Buildings) consists of two 13-story high-rise buildings located in Stamford, Connecticut, containing 388 studio, one, two, and three-bedroom apartment homes available for lease. The Buildings were constructed in 1962.

(2)    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

       (a)    Basis of Presentation

              The accompanying historical summaries of operating revenue and expenses are not representative of the actual operations for the periods presented as certain revenues and expenses, which may not be comparable to those expected to be incurred by Avalon Bay Communities, Inc. in the future operations of the Buildings, have been excluded. Interest income has been excluded from revenue, and interest, depreciation and amortization, and other costs not directly related to the future operations of the Buildings have been excluded from expenses.

       (b)    Revenue Recognition

              Rental income attributable to residential leases is recorded when due from tenants.

       (c)    Interim Unaudited Financial Information

              The accompanying unaudited financial information for the six months ended June 30, 1998 has been prepared consistent with the rules and regulations of the Securities and Exchange Commission governing the preparation of the amounts for the year ended December 31, 1997. Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to such rules and regulations, although management believes that the disclosures are adequate to make the information presented not misleading. In the opinion of management, all adjustments, consisting only of normal recurring accruals, necessary to present fairly the historical summaries of operating revenue and expenses for the six months ended June 30, 1998, have been included. The results of operations for the six-month period ended June 30, 1998 are not necessarily indicative of the results for the full year.




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                        HANOVER HALL AND SUMMER TERRACE

      Notes to the Historical Summaries of Operating Revenue and Expenses

                             (dollars in thousands)


(3) PRO FORMA TAXABLE OPERATING RESULTS AND CASH AVAILABLE FROM OPERATIONS (UNAUDITED)

              The following unaudited table is a pro forma estimate of the taxable operating income and cash available from operations of Hanover Hall and Summer Terrace for the twelve months ended June 30, 1998, as adjusted for certain items which can be factually supported. For purposes of presenting pro forma taxable operating income, revenue is recognized when it is either collectible under the lease terms or collected. Tax depreciation for the buildings is computed on the modified accelerated cost recovery system method over a 27.5-year life. This statement does not purport to forecast actual operating results for any period in the future.


                  Pro forma net operating income (exclusive of
                  depreciation and amortization expense)               $2,660

                  Less - estimated tax depreciation and
                  amortization expense                                  1,089
                                                                      --------
                  Pro forma taxable operating income                   $1,571
                                                                      ========
                  Pro forma cash available from operations             $2,660
                                                                      ========



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